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                                                                    Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT


         COMPANY                                               INCORPORATION
         -------                                               -------------

         Aegis Safety Holdings, Inc.                           Delaware

         American Down & Textile Company                       Wisconsin

         Brawn of California, Inc.                             California

         Company Store Holdings, Inc.                          Delaware

         Gump's By Mail, Inc.                                  Delaware

         Gump's Corp.                                          California

         Hanover Direct Pennsylvania, Inc.                     Pennsylvania

         Hanover Direct Virginia Inc.                          Delaware

         Hanover Ventures, Inc.                                Pennsylvania

         LWI Holdings, Inc.                                    Delaware

         Scandia Down Corporation                              Delaware

         Tweeds, Inc.                                          Delaware